Exhibit 10.31
WARNER MUSIC GROUP CORP.

FORM OF CEO PERFORMANCE SHARE AWARD AGREEMENT
By Notice of the Award of Performance Shares attached to this document (the “Notice”), effective as of the date specified in the Notice (the “Grant Date”), Warner Music Group Corp. (the “Company”), pursuant to the Warner Music Group Corp. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”), has granted to the Company’s Chief Executive Officer whose name is shown on the Notice (the “Participant”) a number of Performance Shares (as defined in the Plan) equal to the Target multiplied by the Earned Percentage certified for the Performance Cycle, subject to the vesting provisions specified herein and in the Notice (this “PSU Award”). The applicable Target and Performance Cycle are set forth in the Notice. The Earned Percentage shall be determined after the Performance Cycle based on the Performance Goals specified in the Notice. This PSU Award is subject to adjustment as provided in the Plan, and the following terms and conditions (this “Award Agreement”):
1.    Relationship to Plan and Company Agreements.
This PSU Award is a Performance Award under the Plan and is subject to all applicable Plan terms, conditions, provisions and administrative interpretations, if any, adopted by the Administrator. Except as defined in this Award Agreement, capitalized terms have the same meanings ascribed to them in the Plan. This Award Agreement is intended to satisfy any obligation of the Company to provide a Performance Share award to the Participant under the employment agreement between the Company and the Participant, dated as of September ___, 2022 (as amended, the “Employment Agreement”) or otherwise, and the Participant agrees and acknowledges that this Award Agreement fulfills the Company’s obligations under the Participant’s employment agreement, this Award Agreement shall be interpreted and construed to the fullest extent possible consistent with such employment agreement, and in the event of a conflict between the terms of such employment agreement and the terms of this Award Agreement, the terms of this Award Agreement shall control.
2.    Definitions.
The following definitions apply to this Award Agreement:
(a)    “Date of Termination” means the date on which the Participant ceases to be an Employee. For purposes of this Award Agreement, employment with the Company will be deemed to include service as an employee of the Company or Company’s Affiliates, but in the case of employment with or service to an Affiliate, only during such time as such Affiliate is an affiliate of the Company.
(b)    “Earned Percentage” means the percentage of the Target that is earned during the Performance Cycle. The Earned Percentage is multiplied by the Target to determine the number of Performance Shares granted under this PSU Award. The Earned Percentage shall be determined in accordance with the following:
(i)    Following the close of the Performance Cycle, the Administrator shall determine and certify the Earned Percentage for the Performance Cycle;
(ii)    The Earned Percentage shall not exceed 200%;
(iii)    In the event the Participant is terminated for Cause, the Administrator may reduce the Participant’s Earned Percentage to the extent the Administrator deems appropriate under the circumstances (including to zero and forfeiture of the entire PSU Award); and
(iv)    In the event of a Change in Control, the Earned Percentage shall be calculated by reference to the attainment of Performance Goals as of the close of the last trading day on or before the Change in Control.
(d)    “Performance Cycle” means the three-fiscal-year period set forth in the Notice.
(e)    “Performance Goals” means the performance goal or goals as set forth in the Notice.
(f)    “Qualifying Resignation without Good Reason” means the Participant provides at least nine months’ advance written notice to the Company that the Participant is resigning without Good Reason.

(g)    “Qualifying Retirement” means the Participant’s “separation from service” within the meaning of Section 409A of the Code after the Participant has attained age 60 and completed at least 10 years of employment with the Company.
(h)    “Shares” means shares of the Company’s Class A common stock.
(i)    “Special Termination” has the meaning ascribed to it in the Employment Agreement.
(j)    “Target” means the projected target number of Performance Shares, as determined by the Administrator and set forth in the Notice, that may be payable to the Participant in satisfaction of this Award Agreement if the Administrator determines that all Performance Goals for the Performance Cycle have been achieved and certifies an Earned Percentage of 100%.
3.    Vesting Schedule.
(a)    This PSU Award shall fully vest upon the date following the end of the Performance Cycle upon which the Administrator certifies the Earned Percentage applicable to the Performance Cycle (to occur as soon as practicable following the end of the Performance Cycle) (“Vesting Date”), provided that the Participant is in continuous employment as an Employee from the Grant Date through the Vesting Date. Except as provided below, this PSU Award shall be forfeited if the Participant terminates employment prior to the Vesting Date.
(b)    Notwithstanding paragraph (a) of this Section, the Participant shall become vested in this PSU Award upon the Vesting Date, provided that the Participant terminates employment prior to the Vesting Date due to a Qualifying Retirement.
(c)    Notwithstanding paragraph (a) of this Section, the Participant shall become vested in a pro-rated portion of this PSU Award upon the earliest of (i) the date of the Participant’s Disability (as defined in the Employment Agreement) while an Employee, (ii) the Participant’s Date of Termination due to death or Special Termination or (iii) the Participant’s Date of Termination due to Qualifying Resignation without Good Reason. The portion of this PSU Award that shall vest under this paragraph (c) shall be determined by multiplying the number of Performance Shares granted in this PSU Award (which is equal to product of the Target and the Earned Percentage for the Performance Cycle) by a fraction, the numerator of which shall be the number of whole calendar months of the Participant’s employment in such Performance Cycle ending on the earliest of the date of Disability or Date of Termination, as applicable, (plus twelve (12) additional months in the event of Participant’s Disability or termination due to death) and the denominator of which shall be the number of whole calendar months in the Performance Cycle; provided that for purposes of this Section, partial service in a calendar month shall be considered service for the whole calendar month. If the Participant is eligible for Qualifying Retirement, this paragraph (c) shall not apply and paragraph (b) shall control.
(d)    Notwithstanding paragraph (a) of this Section, upon a Change in Control, the Earned Percentage shall be calculated by reference to the attainment of Performance Goals as of the close of the last trading day on or before the Change in Control. Following a Change in Control, the Participant shall fully vest in this PSU Award (which, for purposes of the Plan, shall be treated as an Alternative Award), on the last day of the Performance Cycle, if the Participant is in continuous employment as an Employee from the Grant Date through such date or the Participant’s Date of Termination prior to such date was due to a Qualifying Retirement and shall forfeit this PSU Award if the Participant’s employment terminates prior to vesting and without qualifying for a Qualifying Retirement. Notwithstanding the foregoing, the Participant shall become fully vested in the Alternative Award resulting from this PSU Award upon a Special Termination (whether or not the Employment Agreement is then in effect) or termination due to death or Disability within one year following the Change in Control.
(e)    Notwithstanding the foregoing, in the event the Participant terminates employment for reasons which, in the judgment of the Administrator, are deemed to be special circumstances, the Administrator may consider such circumstances and may take such action (to the extent consistent with Section 409A of the Code) as it may deem appropriate under the circumstances, including extending the rights of the Participant to continue participation in the Plan beyond the Participant’s Date of Termination; provided, however, that in no event may participation be extended beyond the term of the Performance Cycle in question.
4.    Terms and Conditions.
(a)    The Participant shall not be entitled to any payment under Section 5 until this PSU Award vests under Section 3.

(b)    No rights related to this PSU Award may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the vesting of this PSU Award.
(c)    This PSU Award shall be forfeited on the date the Participant’s employment terminates except as otherwise provided in this Award Agreement.
5.    Settlement.
(a)    When this PSU Award, or a portion thereof, vests under Section 3, the Participant shall become entitled to receive a number of Shares equal to the number of Performance Shares granted in this PSU Award that have vested. Subject to paragraph (b) in this Section and Sections 7 and 10, the Shares shall be paid in a single lump sum payment as soon as practicable but in any event within sixty (60) days following the end of the Performance Cycle; provided, however, that in the event all or a portion of this PSU Award becomes an Alternative Award as a result of a Change in Control and the Alternative Award vests upon a Special Termination or termination due to death or Disability of the Participant within one year following a Change in Control pursuant to Section 3(d), the Participant shall receive the payment required under clause (ii) of the proviso in Section 11.2 of the Plan as soon as practicable but in any event within sixty (60) days following the Participant’s Date of Termination. Any Shares paid under this PSU Award shall remain subject to any clawback or recapture policy that the Company may have in effect from time to time as set forth in Section 10.
(b)    In the case of vesting due to a Special Termination or Qualifying Resignation without Good Reason pursuant to Section 3(c), payment of Shares to the Participant shall be conditioned on the Participant executing a general release of claims in favor of the Company and its Affiliates, directors and officers in a form provided by the Company and to such release becoming irrevocable within 45 days after such termination (such 45-day period, the “Release Period”). If the Participant fails to timely satisfy this release requirement, all Performance Shares otherwise vesting in a Special Termination or Qualifying Resignation without Good Reason shall be forfeited and the Participant will have no further rights with respect thereto.
(c)    In the event of the death of the Participant, the delivery of Shares under this Section 5 shall be made to the Participant’s estate or to a beneficiary designated in accordance with the Company’s requirements as in effect from time to time.
(d)    Any Shares issued or transferred to the Participant pursuant to this PSU Award, including under Section 6, shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the Notice, this Award Agreement or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Administrator may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.
6.    Dividend Equivalents.
If, prior to the date Shares are delivered to the Participant in accordance with Section 5, the Company declares a dividend on Shares, then the Participant’s Target shall be increased by the amount of the dividend the Participant would have received if he had been the actual owner on the dividend date of one Share for each Performance Share of the Participant’s Target. The increase in the Target shall be calculated as follows:
(a)    In the event of a stock dividend, the Target shall be increased by one Performance Share for each Share (rounded down to the nearest whole share) the Participant would have received under the dividend.
(b)    In the event of a cash dividend, after the Performance Cycle, the Target shall be increased by the number of Performance Shares determined by dividing the value of all cash dividends the Participant would have received during the Performance Cycle by the fair market value of one Share as of the last day of the Performance Cycle (rounded down to the nearest whole share).
Any increase in the Target granted under this Section 6 shall be subject to the same terms and conditions as the original Target and shall vest and be forfeited (if applicable) at the same time as the original Target.
7.    Withholding.

(a)    The Company and the Participant shall cooperate to satisfy applicable federal, state and local income and employment tax withholding requirements applicable to the grant, vesting and settlement of this PSU Award and any dividends or distributions payable under Section 7 (the “Required Withholding”). The Company shall withhold from the Shares that would otherwise have been transferred to the Participant in settlement of vested Performance Shares the number of Shares necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining Shares to the Participant. The Company shall withhold from any dividends or distributions payable under Section 7(b) a cash amount equal to the Required Withholding applicable thereto. The amount of the Required Withholding and the number of Shares to be withheld by the Company, if applicable, to satisfy Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value of the Shares on the date prior to the applicable Vesting Date or the date on which the Shares are delivered to the Participant, as appropriate. The obligations of the Company under this Agreement will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under this PSU Award shall not exceed the minimum required withholding liability.
(b)    This PSU Award and this Award Agreement are intended to comply with Section 409A of the Code and should be interpreted accordingly. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of the Plan and this Award Agreement, the provisions of this Award Agreement will govern, and in the case of any conflict or potential inconsistency between this Section 7 and the other provisions of this Award Agreement, this Section 7 will govern. Nonetheless, the Company does not guarantee the tax treatment of this PSU Award.
(c)    In no event will the Participant be permitted to designate, directly or indirectly, the taxable year of the delivery. To the extent this PSU Award includes a “series of installment payments” as described in Treas. Reg. § 1.409A-2(b)(2)(iii), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. This PSU Award is subject to offset solely to the extent permitted by the Plan and Section 409A of the Code. To the extent any payment under this PSU Award is conditioned on the effectiveness of a release of claims pursuant to Section 5(b) and the Release Period spans two taxable years of the Participant, payment will be made in the second taxable year.
(d)    Notwithstanding anything in this PSU Award to the contrary, (i) to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(vi), settlement of this PSU Award may be accelerated to the extent necessary to satisfy employment tax withholding obligations that arise with respect to this PSU Award, and (ii) the Company may terminate this arrangement and deliver Shares hereunder in a manner consistent with Treas. Reg. § 1.409A-3(j)(4)(ix).
8.    Successors and Assigns.
(a)    This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), but the Participant may not assign any rights or obligations under this Award Agreement except to the extent and in the manner expressly permitted.
(b)    Notwithstanding paragraph (a) of this Section, the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. The Participant’s beneficiary shall succeed to the rights and obligations of the Participant hereunder upon the Participant’s death, except as maybe otherwise described herein or in the Plan.
9.    No Guaranteed Employment.
No provision of this Award Agreement shall confer any right to continued employment.
10.    Clawback/Forfeiture; Other Company Policies.
(a)    Notwithstanding anything to the contrary contained herein or in the Plan, in consideration for the grant of this PSU Award, the Participant agrees that the Performance Shares and any Shares or cash delivered in settlement of the Performance Shares, including in respect of dividends or distributions pursuant to Section 6, (i) will be subject to the terms of any clawback or recapture policy that the Company may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Shares subject to the Performance Shares or any cash payments made in respect thereof be repaid to the Company after they have been distributed to the Participant, and (ii) will, along with any other equity interests in the Company held by the Participant, be subject to any policy with respect to hedging or pledging of Shares that the Company may have in effect from time to time.
(b)    Unless otherwise approved by the Administrator, as a condition vesting upon a Qualifying Retirement provided in Section 3(b), the Participant shall not, to the extent permitted by applicable law, during the period following a Qualifying Retirement and prior to the Vesting Date, without the prior written consent of Company, directly or indirectly, as an employee, agent, consultant, partner, joint venturer, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, (i) own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with, any recorded music, music distribution, music publishing or music entertainment business or any other business that the Company and its Affiliates has conducted during the one-year period immediately preceding the date of such Qualifying Retirement or has plans to conduct as of the date of such Qualifying Retirement anywhere in the world, or (ii) solicit, negotiate with, induce or encourage any record label, recording artist (including a duo or a group), publisher or songwriter who at the time is, or who within the preceding one-year prior period was, either directly or through a furnishing entity, under contract to Company or any affiliate of Company or a label distributed by Company or an affiliate of Company, to end its relationship with Company, Company affiliate or label, to violate any provision of his or her contract or to enter into an exclusive recording or music publishing agreement with any other party. Accordingly, the Participant agrees that, unless otherwise approved by the Administrator, without limiting any of the Company’s rights pursuant to any clawback or recapture policy that the Company may have in effect from time to time, in the event of the Participant’s violation of any of the covenants contained in this Section 10(b), the Participant will immediately forfeit all unvested Performance Shares held by the Participant, and the Participant will have no further rights with respect thereto.
11.    Choice of Law.
THIS PSU AWARD, THIS AWARD AGREEMENT AND THE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS PSU AWARD, THIS AWARD AGREEMENT OR THE NOTICE MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
12.    Waiver.
The Company’s failure to enforce any provisions of this Award Agreement shall not in any way be construed as a waiver of any such provisions or prevent the Company thereafter from enforcing each and every other provision of this Award Agreement.
13.    Entire Agreement; Severability.
The Plan, this Award Agreement and the Notice contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of the Notice or this Award Agreement shall be valid unless the same be in writing and signed by the parties hereto. Whenever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Award Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Award Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.    Acceptance of Performance Shares and this Award Agreement.
The Participant has indicated the Participant’s consent and acknowledgement of the terms of this Award Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood this Award Agreement, the Notice and the Plan, and, as an express condition to the grant of the Performance Shares under this Award Agreement, agrees to be bound by the terms of both this Award Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a click-through button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Award Agreement and the Performance Shares is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Award Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Award Agreement.
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